Registration Nos. 2-50843 & 811-2481

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                          FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933[ X ]

               Pre-Effective Amendment No. _______     [   ]

                        Post-Effective Amendment No. [ ]

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT
                           OF 1940                     [ X ]

               Amendment No.     32                    [ X ]

                  CAPITAL CASH MANAGEMENT TRUST
        (Exact Name of Registrant as Specified in Charter)

                 380 Madison Avenue, Suite 2300
                    New York, New York 10017
            (Address of Principal Executive Offices)

                         (212) 697-6666
                 (Registrant's Telephone Number)

                        EDWARD M.W. HINES
                 Hollyer Brady Barrett & Hines LLP
                  551 Fifth Avenue, 27th Floor
                    New York, New York 10176
            (Name and Address of Agent for Service)

It is proposed that this filing will become effective (check appropriate box):

[   ] immediately upon filing pursuant to paragraph (b)
[   ] on (date) pursuant to paragraph (b)
[   ] 60 days after filing pursuant to paragraph (a)(i)
[   ] on (date) pursuant to paragraph (a)(i)
[   ] 75 days after filing pursuant to paragraph (a)(ii)
[   ] on (date) pursuant to paragraph (a)(ii) of Rule 485.
[   ] This post-effective amendment designates a new effective date for a previous post-effective amendment.

                                     Part A

                          Capital Cash Management Trust
                   380 Madison Avenue, Suite 2300 * New York,
                          New York 10017 800-437-1020 *
                                  212-697-6666


         The investment objectives and policies and general method of operations of Capital Cash Management Trust (the "Cash Fund") have been those of a "money-market fund" since its inception. Since December 2, 2003 however, the Cash Fund has had only nominal assets, has conducted no operations and has not offered its shares to the public. When it resumes operations, the Cash Fund may chose to invest in other types of securities and if so the fundamental and management policies set forth herein will be changed by appropriate action of the Board of Trustees and shareholders and will be reflected in an appropriate amendment to its registration statement.

         The following material represents the Cash Fund's responses to the applicable items of Form N1-A if it resumes operations as a money-market fund.

The Cash Fund: Objective, Investment Strategies, Main Risks

"What is the Cash Fund's objective?"

         The objective of the Cash Fund is to achieve a high level of current income, stability and liquidity for investors' cash assets by investing in a diversified portfolio of short-term "money-market" securities meeting specific quality standards.


"What are the Cash Fund's investment strategies?"

         The Cash Fund seeks to attain this objective by investing in short-term money-market securities denominated in U.S. dollars that are of high quality and present minimal credit risks.

         Under the current management policies, the Cash Fund invests only in the following types of obligations:

         (1) Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

         (2) Bank obligations and instruments secured by them. ("Banks" include commercial banks, savings banks and savings and loan associations and include foreign banks and foreign branches of United States banks.)

         (3) Short-term corporate debt known as "commercial paper."

         (4) Corporate debt obligations (for example, bonds and debentures). Debentures are a form of unsecured corporate debt.

         (5) Variable amount master demand notes which are repayable on not more than 30 days' notice.

         (6) Repurchase agreements.

         The Cash Fund seeks to maintain a net asset value of $1.00 per share.

         In general, not more than 5% of the Cash Fund's net assets can be invested in the securities of any issuer.

         The dollar weighted average maturity of the Cash Fund will be 90 days or less and the Cash Fund may buy only those instruments that have a remaining maturity of 397 days or less.

         Securities the Cash Fund buys must present minimal credit risks and at the time of purchase be rated in the two highest rating categories for short-term securities by any two of the nationally recognized statistical rating organizations ("NRSROs") or, if unrated, they must be determined by the Board of Trustees to be of comparable quality. Some securities may have third-party guarantees to meet these rating requirements.

         The Cash Fund may change any of its management policies without shareholder approval.

"What are the main risks of investing in the Cash Fund?"

         Although the Cash Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Cash Fund.

         Investment in the Cash Fund is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. Variable amount master demand notes repayable in more than seven days are securities which are not readily marketable, and fall within the Cash Fund's overall 10% limitation on securities which are illiquid. These notes are also subject to credit risk.

         Repurchase agreements involve some risk to the Cash Fund if the other party does not fulfill its obligations under the agreement.

         The value of money-market instruments tends to fall if prevailing interest rates rise.

         Corporate bonds and debentures are subject to interest rate and credit risks.

         There are two types of risk associated with the Cash Fund: interest rate risk and credit risk.

         Interest rate risk relates to fluctuations in market value arising from changes in interest rates. If interest rates rise, the value of debt securities will normally decline. All fixed-rate debt securities, even the most highly rated, are subject to interest rate risk.

         Credit risk relates to the ability of the particular issuers of the obligations the Cash Fund owns to make periodic interest payments as scheduled and ultimately repay principal at maturity.

         Investments in foreign banks and foreign branches of United States banks involve certain risks. Foreign banks and foreign branches of domestic banks may not be subject to regulations that meet U.S. standards. Investments in foreign banks and foreign branches of domestic banks may also be subject to other risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and the establishment of exchange controls or other restrictions.

                           Management of the Cash Fund

"How is the Cash Fund managed?"

         Aquila Investment Management LLC, 380 Madison Avenue, Suite 2300, New York, NY 10017 (the "Administrator"), is responsible for administrative services, including providing for the maintenance of the headquarters of the Cash Fund, overseeing relationships between the Cash Fund and the service providers to the Cash Fund, either keeping the accounting records of the Cash Fund or, at its expense and responsibility, delegating such duties in whole or in part to a company satisfactory to the Cash Fund, maintaining the Cash Fund's books and records and providing other administrative services. The Advisory Agreement with the Cash Fund's former adviser was terminated on September 22, 2004 because it was no longer needed as the Cash Fund is inactive.

Information About the Administrator


         The Cash Fund's Administrator is a wholly-owned subsidiary of Aquila Management Corporation ("AMC"), founder of each fund in the Aquila Group of Fundssm, which consists of tax-free municipal bond funds, money-market funds and an equity fund. As of March 31, 2007, these funds had aggregate assets of approximately $4.8 billion, of which approximately $2.5 billion consisted of assets of the money-market funds. The Administrator, which was founded in 1984, is controlled by Mr. Lacy B. Herrmann, directly, through a trust and through share ownership by his wife.


         Under the Administration Agreement, the Cash Fund would pay the Administrator a fee monthly and computed on the net asset value of the Cash Fund as of the close of business each business day at the annual rate of 0.35 of 1% of such net asset value. Since the Cash Fund ceased operations, all such fees have been waived. In addition, the Administrator has reimbursed all of the Cash Fund's expenses.


                            Net Asset Value per Share

         The Cash Fund's net asset value per share is determined as of 4:00 p.m. New York time on each day that the New York Stock Exchange and the Custodian are open (a "Business Day") by dividing the value of the net assets of the Cash Fund (i.e., the value of the assets less liabilities, exclusive of surplus) by the total number of shares outstanding.

         The net asset value per share will normally remain constant at $1.00 per share except under extraordinary circumstances. The net asset value per share is based on a valuation of the Cash Fund's investments at amortized cost.

         The New York Stock Exchange annually announces the days on which it will not be open. The most recent announcement indicates that it will not be open on the following days: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the Exchange may close on other days as well. In addition, the Custodian is not open on Columbus Day and Veterans Day.

                         How to Invest in the Cash Fund

         The following is for information only; shares are not currently being offered for sale to the public. The Cash Fund has no shareholder servicing agent; the address, phone numbers and procedures described below are for information only.

                                    Purchases

Opening an Account

         To open a new Original Shares account (no Original Shares are currently being offered or sold), you must send a properly completed New Account Application to PFPC Inc. (the "Agent"). The Cash Fund will not honor redemption of shares purchased by wire payment until a properly completed New Account Application has been received by the Agent. The minimum initial investment is $1,000. Subsequent investments may be in any amount.


         Original Shares are offered solely to (1) financial institutions, for their own account or acting for investors in a fiduciary, agency, investment advisory or custodial capacity; (2) persons entitled to exchange into Original Shares under the Cash Fund's exchange privilege; (3) shareholders of record on November 1, 1999, the date on which the Cash Fund first offered two classes of shares; (4) Trustees and officers of funds in the Aquila Group of Fundssm; (5) officers and employees of the Adviser, Administrator and Distributor; and (6) members of entities, including membership organizations and associations of common interest, which render assistance in servicing of shareholder accounts or in consulting or otherwise cooperating as to their members or others in their area of interest and which have entered into agreements with the Distributor under the Cash Fund's Distribution Plan. The Cash Fund no longer offers Service Shares.


        You can make direct investments in Original Shares in any of these three ways:

        1. By Mail. You can make payment by check, money order, Federal Reserve draft or other negotiable bank draft drawn in United States dollars on a United States commercial or savings bank or credit union (each of which is a "Financial Institution") payable to the order of Capital Cash Management and mailed to:

            PFPC Inc.
             101 Sabin Street
             Pawtucket, RI 02860-1427

        2. By Wire. You can wire Federal Funds (monies credited to a bank's account with a Federal Reserve Bank) to PNC Bank, NA.

        To insure prompt and proper crediting to your account, if you choose this method of payment, you should first telephone the Agent (800-437-1000 toll free) and then instruct your bank to wire funds to:

         PNC BANK, NA
         Philadelphia, PA
         ABA No. 0310-0005-3
         Account No. 85-0242-8425

         Your bank's wire instructions should indicate the following:

       FFC:  Capital Cash Management Trust
       Original Shares

         In addition you should supply:

         * Account name and number (if an existing account).

         * The name in which the investment is to be registered (if a new account).

Your bank may impose a charge for wiring funds.

         3. Through Brokers. If you wish, you may invest in the Cash Fund by purchasing shares through registered broker/dealers.

         The Cash Fund imposes no sales or service charge, although broker/dealers may make reasonable charges to their customers for their services. The services to be provided and the fees therefor are established by each broker/dealer acting independently; broker/dealers may establish, as to accounts serviced by them, higher initial or subsequent investment requirements than those required by the Cash Fund. Broker/dealers are responsible for prompt transmission of orders placed through them.


Opening An Account                                           Adding to an Account

*Make out a check for the investment amount payable to       *Make out a check for the investment amount payable to
Capital Cash Management Trust.                               Capital Cash Management Trust.

*Complete a New Account Application, which is available      *Fill out the pre-printed stub attached to the Cash
with the Prospectus or upon request, indicating the          Fund's confirmations or supply the name(s) of account
features you wish to authorize.                              owner(s), the account number and the name of the Cash
                                                             Fund.

*Send your check and completed New Account Application to    *Send your check and account information to your dealer
your dealer or to the Cash Fund's Agent, PFPC Inc., or       or to the Cash Fund's Agent, PFPC Inc., or

*Wire funds as described above.                              *Wire funds as described above.

Be sure to supply the name(s) of account owner(s), the account number and the name of the Cash Fund.

"Can I transfer funds electronically?"

         You can have funds transferred electronically, in amounts of $50 or more, from your Financial Institution if it is a member of the Automated Clearing House. You may make investments through two electronic transfer features, "Automatic Investment" and "Telephone Investment."

     * Automatic Investment: You can authorize a pre-determined amount to be regularly transferred from your account.

     * Telephone Investment: You can make single investments of up to $50,000 by telephone instructions to the Agent.

         Before you can transfer funds electronically, the Cash Fund's Agent must have your completed New Account Application authorizing these features. If you initially decide not to choose these conveniences and then later wish to do so, you must complete a Ready Access Features Form which is available from the Distributor or Agent, or if your account is set up so that your broker or dealer makes these sorts of changes, request your broker or dealer to make them. The Cash Fund may modify or terminate these investment methods or charge a service fee, upon 30 days' written notice to shareholders.

"When are shares issued and dividends declared on them?"

         The Cash Fund issues shares two ways.

         First Method - ordinary investments. You will be paid dividends starting on the day (whether or not a Business Day) after the first Business Day on which your purchase order has been received in proper form and funds have become available for investment. You will be paid a dividend on the day on which your shares are redeemed.

"When will my order become effective under the First Method?"

         The Cash Fund must have payment for your purchase available for investment before 4:00 p.m. New York time on a Business Day for your order to be effective on that Business Day. Your order is effective and you will receive the next determined net asset value per share depending on the method of payment you choose, as follows:



                                         When will an order received before     When will an order received after
                                         4:00 p.m. on a Business Day be         4:00 p.m. on a Business Day be
Payment Method.                          deemed effective?                      deemed effective?

By wire in Federal Funds or Federal      That day.                              Next Business Day.
Reserve Draft
By wire not in Federal Funds             4:00 p.m. on the Business Day          4:00 p.m. on the Business Day
                                         converted to Federal Funds (normally   converted to Federal Funds (normally
                                         the next Business Day).                the next Business Day).

By Check                                 4:00 p.m. on the Business Day          4:00 p.m. on the Business Day
                                         converted to Federal Funds (normally   converted to Federal Funds (normally
                                         two Business Days for checks on        two Business Days for checks on
                                         banks in the Federal Reserve System,   banks in the Federal Reserve System,
                                         longer for other banks).               longer for other banks).

Automatic Investment                     The day you specify; if it
                                         is not a Business Day, on the next
                                         Business Day.

Telephone Investment                     That day.                              Next Business Day.


         All checks are accepted subject to collection at full face value in United States funds and must be drawn in United States dollars on a United States bank; if not, shares will not be issued. (The Agent will convert wires and checks to Federal Funds as your agent.)

         Second Method- For broker/dealers or banks which have requested that this method be used, to which request the Cash Fund has consented. You will be paid dividends starting on the day on which your purchase order has been received in proper form and funds have become available for investment. You will not be paid a dividend on the day on which your shares are redeemed.

"When will my order be effective under the Second Method?"

         Your purchase order is effective and your funds are deemed available for investment on that day if

         (i) You advise the Agent before 1:00 p.m. New York time on a Business Day of a dollar amount to be invested in the Cash Fund; and

         (ii) Your payment in Federal Funds is received by wire on that day.

         The second investment method is available to prospective investors in shares of the Cash Fund who wish to use it so that the dividends on their shares will commence to be declared on the day the purchase order is effective. Upon written or phone request the Cash Fund will advise you as to the broker/dealers or banks through which such purchases may be made.

         The Agent will maintain records as to which of your shares were purchased under each of the two investment methods set forth above. If you make a redemption request and have purchased shares under both methods, the Agent will, unless you request otherwise, redeem those shares first purchased, regardless of the method under which they were purchased.

         Under each method, shares are issued at the net asset value per share next determined after the purchase order is received in proper form. Under each method, the New Account Application must be properly completed and have been received and accepted by the Agent; the Cash Fund or the Distributor may also reject any purchase order. Under each method, Federal Funds (see above) must either be available to the Cash Fund or the payment thereof must be guaranteed to the Cash Fund so that the Cash Fund can be as fully invested as practicable.

Redeeming Your Investment

         You may redeem some or all of your shares by a request to the Agent. Shares will be redeemed at the next net asset value determined after your request has been received in proper form.

         There is no minimum period for investment in the Cash Fund, except for shares recently purchased by check or by Automatic or Telephone Investment as discussed below.

"How can I redeem my investment?"



By mail, send instructions to:            By telephone, call:             By FAX, send instructions to:
PFPC Inc.                                 800-437-1000                    508-599-1838
Attn:  Aquila Group of Fundssm            toll free
101 Sabin Street
Pawtucket, RI 02860-1427


For liquidity and convenience, the Cash Fund offers expedited redemption.

Expedited Redemption Methods
(Non-Certificate Shares Only)

         You may request expedited redemption for any shares not issued in certificate form in two ways:

         1. By Telephone. The Agent will take instructions from anyone by telephone to redeem shares and make payments:

         a) to a Financial Institution account you have previously specified; or

         b) by check in the amount of $50,000 or less, mailed to the same name and address (which has been unchanged for the past 30 days) as the account from which you are redeeming. You may only redeem by check via telephone request once in any seven-day period.

Telephoning the Agent

         Whenever you telephone the Agent, please be prepared to supply:

                  account name(s) and number

                  name of the caller

                  the social security number(s) registered to the account

                  personal identification

         Note: Check the accuracy of your confirmation statements immediately upon receipt. The Cash Fund, the Agent, and the Distributor are not responsible for losses resulting from unauthorized telephone transactions if the Agent follows reasonable procedures designed to verify a caller's identity. The Agent may record calls.

         2. By FAX or Mail. You may request redemption payments to a predesignated Financial Institution account by a letter of instruction sent to the Agent, PFPC Inc., by FAX at 508-599-1838 or by mail to 101 Sabin Street, Pawtucket, RI 02860-1427. The letter, signed by the registered shareholder(s) (no signature guarantee is required), must indicate:

                  account name(s),

                  account number,

                  amount to be redeemed,

                  any payment directions.

         To have redemption proceeds sent directly to a Financial Institution account, you must complete the Expedited Redemption section of the New Account Application or a Ready Access Features Form. You will be required to provide (1) details about your Financial Institution account, (2) signature guarantees and
(3) possible additional documentation.

         The name(s) of the shareholder(s) on the Financial Institution account must be identical to the name(s) on the Cash Fund's records of your account.

         You may change your designated Financial Institution account at any time by completing and returning a revised Ready Access Features Form.

         3. By Check. The Agent will, upon request, provide you with forms of drafts ("checks") drawn on PNC Bank, NA (the "Bank"). This feature is not available if your shares are represented by certificates. These checks represent a further alternative redemption means and you may make them payable to the order of anyone in any amount of not less than $100. You will be subject to the Bank's rules and regulations governing its checking accounts. If the account is registered in more than one name, each check must be signed by each account holder exactly as the names appear on the account registration, unless expressly stated otherwise on your New Account Application.

         There is no charge for the maintenance of this special check writing privilege or for the clearance of any checks.

         When such a check is presented to the Bank for payment, a sufficient number of full and fractional shares in your account will be redeemed to cover the amount of the check. This check writing redemption procedure enables you to continue receiving dividends on those shares equaling the amount being redeemed by check until such time as the check is actually presented to the Bank for payment.

         Because these checks are paid by redemption of shares in your account, you should be certain that adequate shares are in the account to cover the amount of the check. If insufficient redeemable shares are in the account, the redemption check will be returned marked "insufficient funds." The fact that redemption checks are drafts may also permit a bank in which they are deposited to delay crediting the account in question until that bank has received payment funds for the redemption check. Note: You cannot use checks to redeem shares represented by certificates. If you purchase shares by check, you cannot use checks to redeem them until 15 days after your purchase.

         You may not present checks directly to any branch of the Bank. This does not affect checks used for the payment of bills or cashed at other banks. You may not use checks to redeem the entire balance of your account, since the number of shares in your account changes daily through dividend payments which are automatically reinvested in full and fractional shares. Only expedited redemption to a predesignated bank account or the regular redemption method (see below) may be used when closing your account.

         Multiple Redemption Services. You are not limited in choice of redemption methods but may utilize all available forms. However, when both redemption to a predesignated Financial Institution account and check writing are desired, you must so elect on your New Account Application, or by proper completion of a Ready Access Features Form.

Regular Redemption Method
(Certificate and Non-Certificate Shares)

     Certificate Shares. Mail to the Cash Fund's Agent: (1) blank (unsigned) certificates for Original Shares to be redeemed, (2) redemption instructions, and (3) a stock assignment form.

         To be in "proper form," items (2) and (3) above must be signed by the registered shareholder(s) exactly as the account is registered. For a joint account, both shareholder signatures are necessary.

         For your protection, mail certificates separately from signed redemption instructions. We recommend that certificates be sent by registered mail, return receipt requested.

         We may require additional documentation for certain types of shareholders, such as corporations, partnerships, trustees or executors, or if redemption is requested by someone other than the shareholder of record.

         Signature Guarantees. If sufficient documentation is on file, we do not require a signature guarantee for redemptions of certificate or non-certificate shares up to $50,000, payable to the record holder, and sent to the address of record. In all other cases, signatures must be guaranteed.

         Your signature may be guaranteed by any:

                  member of a national securities exchange

                  U.S. bank or trust company

                  state-chartered savings bank

                  federally chartered savings and loan association

                  foreign bank having a U.S. correspondent bank; or

                  participant in the Securities Transfer Association Medallion
             Program ("STAMP"), the Stock Exchanges Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").

         A notary public is not an acceptable signature guarantor.

         Non-Certificate Shares. You must use the Regular Redemption Method if you have not chosen Expedited Redemption to a predesignated Financial Institution account. To redeem by this method, send a letter of instruction to the Cash Fund's Agent, which includes:

                account name(s)

                account number

                dollar amount or number of shares to be redeemed or a statement that all shares held in the account are to be redeemed payment instructions (we normally mail redemption proceeds to your address as registered with the Cash Fund)

                signature(s) of the registered shareholder(s) and

                signature guarantee(s), if required, as indicated above after "certificate shares."

"When will I receive the proceeds of my redemption?"

         Redemption proceeds are normally sent on the next business day following receipt of your redemption request in proper form. Except as described below, payments will normally be sent to your address of record within seven days.


Redemption                      Method of Payment                                  Charges

Under $1,000.                   Check.                                             None.

$1,000 or more.                 Check, or wired or transferred through the         None.
                                Automated Clearing House to your Financial
                                Institution account, if you so requested on your
                                New Account Application or Ready Access Features
                                Form.
Through a broker/dealer.        Check or wire, to your broker/dealer.              None.  However, your
                                                                                   broker/dealer may charge
                                                                                   a fee.

         Although the Cash Fund does not currently intend to, it may impose a charge, up to $5.00 per wire redemption, after written notice to shareholders who have elected this redemption procedure. Upon 30 days' written notice to shareholders, the Cash Fund may modify or terminate the use of the Automated Clearing House to make redemption payments at any time or charge a service fee, although no such fee is presently contemplated. If any such changes are made, the Prospectus will be supplemented to reflect them. If you use a broker or dealer to arrange for a redemption, you may be charged a fee for this service.

         The Cash Fund may delay payment for redemption of shares recently purchased by check (including certified, cashier's or official bank check), for Automatic Investment or Telephone Investment up to 15 days after purchase; however, payment for redemption will not be delayed after (i) the check or transfer of funds has been honored, or (ii) the Agent receives satisfactory assurance that your Financial Institution will honor the check or transfer of funds. You can eliminate possible delays by paying for purchased shares with wired funds or Federal Reserve drafts.

         The Cash Fund has the right to postpone payment or suspend redemption rights during certain periods. These periods may occur (i) when the New York Stock Exchange is closed for other than weekends and holidays, (ii) when the Securities and Exchange Commission (the "SEC") restricts trading on the Exchange, (iii) when the SEC determines that an emergency exists which causes disposal of, or determination of the value of, portfolio securities to be unreasonable or impracticable, and (iv) during such other periods as the SEC may permit.

         The Cash Fund can redeem your shares if their value totals less than $500 as a result of redemptions or failure to meet and maintain the minimum investment level under an Automatic Investment Program. Before such a redemption is made, we will send you a notice giving you 60 days to make additional investments to bring your account up to the minimum.

         Redemption proceeds may be paid in whole or in part ("redemption in kind") by distribution of the Cash Fund's portfolio securities in conformity with SEC rules. This method will only be used if the Board of Trustees determines that payments partially or wholly in cash would be detrimental to the best interests of the remaining shareholders.

"Is there an Automatic Withdrawal Plan?"

     An Automatic Withdrawal Plan allows you to arrange to receive a monthly or quarterly check in a stated amount, not less than $50.

Distribution Arrangements

Confirmations and Share Certificates

         A statement will be mailed to you confirming each purchase of shares in the Cash Fund. Accounts are rounded to the nearest 1/1000th of a share. The Cash Fund will not issue share certificates unless you so request from the Agent in writing and declare a need for such certificates, such as a pledge of shares or an estate situation. If you have certificates issued, Expedited Redemption Methods described above will not be available and delay and expense may be incurred if you lose the certificates. The Cash Fund will not issue certificates for fractional shares or to shareholders who have elected the checking account or predesignated bank account methods of withdrawing cash from their accounts.

         The Cash Fund and the Distributor may reject any order for the purchase of shares. In addition, the offering of shares may be suspended at any time and resumed at any time thereafter.

Dividends

         The Cash Fund will declare all of its net income for dividend purposes daily as dividends. If you redeem all of your shares, you will be credited on the redemption payment date with the amount of all dividends declared for the month through the date of redemption, or through the day preceding the date of redemption in the case of shares issued under the "second" method.

         You will receive monthly a summary of your account, including information as to dividends paid during the month and the shares credited to your account through reinvestment of dividends.

         Dividends paid by the Cash Fund with respect to Original Shares and any other class of shares of the Cash Fund outstanding at the time will be calculated in the same manner, at the same time, on the same day, and will be in the same amount except that any class expenses (including any payments made by Service Shares under the Distribution Plan or the Shareholder Services Plan for Service Shares) will be borne exclusively by that class. Dividends on Original Shares are expected generally to be higher than those on Service Shares because expenses allocated to Service Shares will generally be higher.

         Dividends will be taxable to you as ordinary income, even though reinvested. Statements as to the tax status of your dividends will be mailed annually.

         It is possible but unlikely that the Cash Fund may have realized long-term capital gains or losses in a year.

         Dividends of the Cash Fund will automatically be reinvested in full and fractional shares of the same class at net asset value unless you elect otherwise.

         You may choose to have all or any part of the payments for dividends or distributions paid in cash. You can elect to have the cash portion of your dividends and distributions deposited, without charge, by electronic funds transfers into your account at a financial institution, if it is a member of the Automated Clearing House.

         You can make any of these elections on the New Account Application, by a Ready Access Features Form or by a letter to the Agent. Your election to receive some or all of your dividends and distributions in cash will be effective as of the next payment of dividends after it has been received in proper form by the Agent. It will continue in effect until the Agent receives written notification of a change.

         Whether your dividends are paid in cash or reinvested, you will receive a monthly statement indicating the current status of your account.

         If you do not comply with laws requiring you to furnish taxpayer identification numbers and report dividends, the Cash Fund may be required to impose backup withholding at a rate of 28% upon payment of redemptions and dividends.

         The Cash Fund reserves the right to change the dividend and distribution payment option on your account to "reinvest" if mail sent to the address on your account is returned by the post office as "undeliverable" and you have elected to have your account dividends and/or distributions paid in cash. In such event, the Cash Fund would then purchase additional shares of the Cash Fund with any dividend or distribution payments that are "undeliverable". In order to change the option back to "cash", you would need to send the Agent written instructions as described above.

                                     Part B

                          CAPITAL CASH MANAGEMENT TRUST

                               380 Madison Avenue
                                   Suite 2300
                            New York, New York 10017
                                  212-697-6666

This Part B is called the Statement of Additional Information (the "SAI").

This SAI is not a Prospectus. The SAI should be read in conjunction with Part A of the registration statement of Capital Cash Management Trust (the "Cash Fund").

                              FINANCIAL STATEMENTS


The financial statements for the Cash Fund for the fiscal year ended December 31, 2006, which are contained in the Annual Report for that period, are hereby incorporated by reference into the SAI. Those financial statements have been audited by Tait, Weller & Baker LLP, independent registered public accounting firm, whose report thereon is incorporated herein by reference. The Annual Report of the Cash Fund for the fiscal year can be obtained without charge by calling 800-437-1020 toll-free.


                          Capital Cash Management Trust


                       Statement of Additional Information


                                Cash Fund History


         Capital Cash Management Trust (the "Trust") is a Massachusetts business trust. It is an open-end, non-diversified management investment company formed in 1976. The Trust is one of the oldest money-market mutual funds in the United States. The Trust has only one portfolio, Capital Cash Management Trust (the "Cash Fund").


                         Investment Strategies and Risks


         The investment objective and policies of the Cash Fund are described in the Prospectus, which refers to the investments and investment methods described below.

Additional Information About the Cash Fund's Investments

         Under the current management policies, the Cash Fund invests only in the following types of obligations:

         (1) U.S. Government Securities: Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

         (2) Bank Obligations and Instruments Secured by Them: Bank obligations
(i) of U.S. regulated banks having total assets of at least $1.5 billion, which may be domestic banks, foreign branches of such banks or U.S. subsidiaries of foreign banks; (ii) of any foreign bank having total assets equivalent to at least $1.5 billion; or (iii) that are fully insured as to principal by the Federal Deposit Insurance Corporation. ("Banks" includes commercial banks, savings banks and savings and loan associations.)

         (3) Commercial Paper: Short-term corporate debt.

         (4) Corporate Debt Obligations: Debt obligations issued by corporations (for example, bonds and debentures). Debentures are a form of unsecured debt issued by corporations.

         (5) Variable Amount Master Demand Notes: Variable amount master demand notes repayable on not more than 30 days' notice. These notes permit the investment of fluctuating amounts by the Cash Fund at varying rates of interest pursuant to direct arrangements between the Cash Fund, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Cash Fund has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may prepay up to the full amount of the note without penalty. Variable amount master demand notes may or may not be backed by bank letters of credit.

         (6) Certain Other Obligations: Obligations other than those listed in 1 through 5 above only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Cash Fund may invest (see 2 above) or a corporation in whose commercial paper the Cash Fund may invest (see 3 above). If the Cash Fund invests more than 5% of its net assets in such other obligations, the Prospectus will be supplemented to describe them.

         (7) Repurchase Agreements: The Cash Fund may purchase securities subject to repurchase agreements with commercial banks and broker-dealers provided that such securities consist entirely of U.S. Government securities or securities that, at the time the repurchase agreement is entered into, are rated in the highest rating category by two or more nationally recognized statistical rating organizations ("NRSROs").

         (8) When-Issued or Delayed Delivery Securities: The Cash Fund may buy securities on a when-issued or delayed delivery basis. The Cash Fund may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Cash Fund's total assets, less liabilities other than the obligations created by when-issued commitments. When-issued securities are subject to market fluctuation and no interest accrues to the Cash Fund until delivery and payment take place; their value at the delivery date may be less than the purchase price.

Further Information About Variable Amount Master Demand Notes

..........Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. They are redeemable (and thus repayable by the borrower) at principal amount, plus accrued interest, at any time on not more than thirty days' notice. Except for those notes which are payable at principal amount plus accrued interest within seven days after demand, such notes fall within the SEC's overall 10% limitation on securities with possible limited liquidity. There is no limitation on the type of issuer from which these notes will be purchased; however, all such notes must be "First Tier Securities" (as defined in Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act")) and in connection with such purchases and on an ongoing basis, STCM Management Company, Inc. (the "Adviser") will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes make demand simultaneously. Master demand notes as such are not typically rated by credit rating agencies and if not so rated the Cash Fund may, under its minimum rating standards, invest in them only if at the time of an investment they are determined to be comparable in quality to rated issues in which the Cash Fund can invest.

Information About Insured Bank Obligations

..........The Federal Deposit Insurance Corporation ("FDIC") insures the deposits of Federally insured banks and savings institutions (collectively herein, "banks") up to $100,000. The Cash Fund may purchase bank obligations which are fully insured as to principal by the FDIC. To remain fully insured as to principal, these investments must currently be limited to $100,000 per bank; if the principal amount and accrued interest together exceed $100,000 then the excess accrued interest will not be insured. Insured bank obligations may have limited marketability; unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand or the Board of Trustees determines that a readily available market exists for such obligations, the Cash Fund will invest in them only within a 10% limit.

Information about Certain Other Obligations

..........The Cash Fund may purchase obligations other than those listed in the
Prospectus, but only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Cash Fund may invest or a corporation in whose commercial paper it may invest. If any such guarantee is unconditional and is itself an "Eligible Security" (as defined in Rule 2a-7), the obligation may be purchased based on the guarantee; if any such guarantee is not unconditional, purchase of the obligation can only be made if the underlying obligation is an "Eligible Security" and meets all other applicable requirements of Rule 2a-7. As of the date of the SAI the Cash Fund does not own any such obligations and has no present intention of purchasing any. Such obligations can be any obligation of any kind so guaranteed, including, for example, obligations created by "securitizing" various kinds of assets such as credit card receivables or mortgages. If the Cash Fund invests in these assets, they will be identified in the Prospectus and described in the SAI.

U.S. Government Securities

     The Cash Fund may invest in U.S Government securities (i.e., obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), which include securities issued by the U.S. Government, such as Treasury Bills (which mature within one year of the date they are issued) and Treasury Notes and Bonds (which are issued with longer maturities). All Treasury securities are backed by the full faith and credit of the United States.

     The Cash Fund may invest in securities of U.S. government agencies and instrumentalities that issue or guarantee securities. These include, but are not limited to, the Farmers Home Administration, Federal Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Housing Administration, Federal National Mortgage Association, Financing Corporation, Government National Mortgage Association, Resolution Funding Corporation, Small Business Administration, Student Loan Marketing Association and the Tennessee Valley Authority.

     Securities issued or guaranteed by U.S. government agencies and instrumentalities are not always supported by the full faith and credit of the United States. Some, such as securities issued by the Federal Home Loan Banks, are backed by the right of the agency or instrumentality to borrow from the Treasury. Others, such as securities issued by the Federal National Mortgage Association, are supported only by the credit of the instrumentality and not by the Treasury. If the securities are not backed by the full faith and credit of the United States, the owner of the securities must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment. The Cash Fund will invest in government securities, including securities of agencies and instrumentalities, only if the Adviser, acting under procedures approved by the Board of Trustees, is satisfied that these obligations present minimal credit risks.

Turnover

     In general, the Cash Fund will purchase securities with the expectation of holding them to maturity. However, the Cash Fund may to some degree engage in short-term trading to attempt to take advantage of short-term market variations. The Cash Fund may also sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer. The Cash Fund will have a high portfolio turnover due to the short maturities of the securities held, but this should not affect net asset value or income, as brokerage commissions are not usually paid on the securities in which the Cash Fund invests. (In the usual calculation of portfolio turnover, securities of the type in which the Cash Fund invests are excluded; consequently, the high turnover which the Cash Fund will have is not comparable to the turnover of non-money-market investment companies.)

When-Issued and Delayed Delivery Securities

     The Cash Fund may purchase securities on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. At the time that the Cash Fund makes a commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and thereafter reflect the value of such securities each day in determining its net asset value. The Cash Fund will make commitments for such when-issued transactions only when it has the intention of actually acquiring the securities. The Cash Fund will maintain and mark to market every business day a separate account with portfolio securities in an amount at least equal to such commitments. On delivery dates for such transactions, the Cash Fund will meet its obligations from maturities or sales of the securities held in the separate account and/or from cash flow. If the Cash Fund chooses to dispose of any right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. The Cash Fund may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than the obligations created by when-issued commitments.

Diversification and Certain Industry Requirements

       The Cash Fund has a rule under which it cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers of that industry. In applying this rule to commercial paper issued by finance subsidiaries or affiliates of operating companies, if the business of the issuer consists primarily of financing the activities of the related operating company, the Cash Fund considers the industry of the issuer to be that of the related operating company.


                            Policies of the Cash Fund


Investment Restrictions

         The Cash Fund has a number of policies concerning what it can and cannot do. Those policies, which are called "fundamental policies," may not be changed unless the holders of a majority, as defined in the 1940 Act, of the outstanding shares of that Cash Fund vote to change them. Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of the Cash Fund means the vote of the holders of the lesser of (a) 67% or more of the dollar value of the Cash Fund's shares present at a meeting or represented by proxy if the holders of more than 50% of the dollar value of its shares are so present or represented, or (b) more than 50% of the dollar value of its outstanding shares. Those fundamental policies not set forth in the Prospectus are set forth below.

         Investment Restrictions of the Cash Fund

         The following restrictions on the Cash Fund's investments are fundamental policies and cannot be changed without approval of the shareholders of the Cash Fund.

1. The Cash Fund has diversification and anti-concentration requirements.

         The Cash Fund cannot buy the securities of any issuer if it would then own more than 10% of the total value of all of the issuer's outstanding securities.

         The Cash Fund cannot buy the securities (not including U.S. Government Securities) of any issuer if more than 5% of its total assets (valued at market value) would then be invested in securities of that issuer. In addition, Rule 2a-7 limits investment in "Second Tier" Securities to 5% of the Cash Fund's assets in the aggregate, and to no more than the greater of 1% of the Cash Fund's assets or $1,000,000 in the securities of any one issuer.

         As stated above, the Cash Fund cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers in that industry: U.S. Government securities and those domestic bank obligations and instruments of domestic banks which the Cash Fund may purchase are considered as not included in this limit; however, obligations of foreign banks and of foreign branches of domestic banks are considered as included in this limit.

2. The Cash Fund can make loans only by lending securities or entering into repurchase agreements.

         The Cash Fund can buy those debt securities which it is permitted to buy; this is investing, not making a loan. The Cash Fund can lend its portfolio securities on a collateralized basis up to 10% of the value of its total assets and enter into repurchase agreements. While the Cash Fund can lend up to 10% of its portfolio, it does not currently foresee lending more than 5% of its portfolio. The Cash Fund will not purchase any securities subject to a repurchase agreement if thereafter more than 10% of its total assets would be invested in such securities subject to repurchase agreements calling for delivery in more than seven days. The Cash Fund may be considered as the beneficial owner of the loaned securities in that any gain or loss in their market price during the loan inures to the Cash Fund and its shareholders; thus, when the loan is terminated, the value of the securities may be more or less than their value at the beginning of the loan.

3. The Cash Fund can borrow only in limited amounts for special purposes.

         The Cash Fund can borrow from banks for temporary or emergency purposes but only up to 10% of its total assets. It can mortgage or pledge its assets only in connection with such borrowing and in amounts not in excess of 15% of its assets at the time of such borrowing. Interest on borrowings would reduce the Cash Fund's income.

          Except in connection with borrowings, the Cash Fund will not issue senior securities.

4. The Cash Fund invests only in certain limited securities.

         Since the Cash Fund cannot buy any securities other than those listed under "The Cash Fund: Objective, Investment Strategies and Main Risks" in the Prospectus or under "Investment Strategies and Risks" in the SAI, the Cash Fund cannot buy any voting securities, any commodities or commodity contracts, any mineral related programs or leases, any shares of other investment companies or any warrants, puts, calls or combinations thereof.

         The Cash Fund cannot purchase or hold the securities of any issuer if, to its knowledge, any Trustee, Director or officer of the Cash Fund or its Adviser individually owns beneficially more than 0.5% of the securities of that issuer and all such Trustees, Directors and officers together own in the aggregate more than 5% of such securities.

         The Cash Fund cannot buy or sell real estate; however the Cash Fund may purchase marketable securities issued by companies, including real estate investment trusts, which invest in real estate or interests therein.

5. Almost all of the Cash Fund's assets must be in established companies.

         Only 5% of the Cash Fund's total assets may be invested in issuers less than three years old, that is, which have not been in continuous operation for at least three years. This includes the operations of predecessor companies.

6. The Cash Fund does not buy for control.

         The Cash Fund cannot invest for the purpose of exercising control or management of other companies.

7. The Cash Fund does not sell securities it doesn't own or borrow from brokers to buy securities.

         Thus, it cannot sell short or buy on margin.

8. The Cash Fund is not an underwriter.

         The Cash Fund cannot invest in securities for which there are legal or contractual restrictions on resale or underwrite securities of other issuers except insofar as the Cash Fund may technically be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

                           Management of the Cash Fund

The Board of Trustees

         The business and affairs of the Cash Fund are managed under the direction and control of its Board of Trustees. The Board of Trustees has authority over every aspect of the Cash Fund's operations, including approval of the advisory and sub-advisory agreements, if any, and their annual renewal, the contracts with all other service providers and payments, if any, under the Cash Fund's Distribution Plan and Shareholder Services Plan. The Cash Fund's sole standing committee is the Audit Committee, consisting of all of the Trustees who are "independent" and are not "interested persons" of the Cash Fund. The Committee, which met one time during the last fiscal year, selects the Board of Trustees, what firm of independent auditors will be ratified by the Board of Trustees, reviews the methods, scope and result of audits and the fees charged, and reviews the adequacy of the Cash Fund's internal accounting procedures and controls. The Cash Fund has no Nominating Committee.


Trustees and Officers

         The following material includes information about each Trustee and officer of the Cash Fund.



                                                                     Number of
                        Positions Held                               Portfolios      Other Directorships
                        with                                         in Fund         Held by Trustee
                        Trust and                                    Complex(3)      (The position held is a
Name, Address(1)        Length of        Principal Occupation(s)     Overseen        directorship unless
and Date of Birth       Service(2)       During Past 5 Years         by Trustee      indicated otherwise.)
------------------      ----------       -------------------         ----------      ---------------------

Interested
Trustee(4)

Lacy B. Herrmann        Chairman of      Founder and Chairman of the       2         Director or trustee, Premier
New York, NY            the Board of     Board, Aquila Management                    VIT, Oppenheimer Quest Value
(05/12/29)              Trustees since   Corporation, the sponsoring                 Funds Group, Oppenheimer Small
                        1976             organization and parent of the              Cap Value Fund, Oppenheimer
                                         Manager or Administrator and/or             Midcap Fund, and Oppenheimer
                                         Adviser or Sub-Adviser to each              Rochester Group of Funds.
                                         fund of the Aquila Group of
                                         Fundssm(5); Chairman of the
                                         Manager or Administrator and/or
                                         Adviser or Sub-Adviser to each
                                         since 2004; Founder and
                                         Chairman Emeritus of each fund
                                         in the Aquila Group of Fundssm;
                                         previously Chairman and a
                                         Trustee of each fund in the
                                         Aquila Group of Fundssm since
                                         its establishment until 2004 or
                                         2005; Director of the
                                         Distributor since 1981 and
                                         formerly Vice President or
                                         Secretary, 1981-1998; Trustee
                                         Emeritus, Brown University and
                                         the Hopkins School; active in
                                         university, school and
                                         charitable organizations.

Non-interested
Trustees

Theodore T. Mason       Trustee since    Executive Director, East Wind     8         Trustee, Premier VIT.
New York, NY            1976             Power Partners LTD since 1994
(11/24/35)                               and Louisiana Power Partners,
                                         1999-2003; Treasurer, Alumni
                                         Association of SUNY Maritime
                                         College since 2004 (President,
                                         2002-2003, First Vice
                                         President, 2000-2001, Second
                                         Vice President, 1998-2000) and
                                         director of the same
                                         organization since 1997;
                                         Director, STCM Management
                                         Company, Inc., 1973-2004; twice
                                         national officer of Naval
                                         Reserve Association, commanding
                                         officer of four naval reserve
                                         units and Captain, USNR (Ret);
                                         director, The Navy League of
                                         the United States New York
                                         Council since 2002; trustee,
                                         The Maritime Industry Museum at
                                         Fort Schuyler, 2000-2004; and
                                         the Maritime College at Fort
                                         Schuyler Foundation, Inc. since
                                         2000.

John J. Partridge       Trustee since    Founding Partner, Partridge,      3                     None
Providence, RI          2004             Snow & Hahn, LLP, a law firm,
(05/05/40)                               Providence, Rhode Island, since
                                         1988, Senior Counsel, since
                                         January 1, 2007; Assistant
                                         Secretary - Advisor to the
                                         Board, Narragansett Insured
                                         Tax-Free Income Fund, since
                                         2005, Trustee 2002-2005;
                                         director or trustee of various
                                         educational, civic and
                                         charitable organizations,
                                         including Greater Providence
                                         Chamber of Commerce, Ocean
                                         State Charities Trust, Memorial
                                         Hospital of Rhode Island, and
                                         The Pawtucket Foundation.

Officers
Diana P. Herrmann        President        Vice Chair and Chief Executive     N/A                   N/A
New York, NY             since 2004       Officer of Aquila Management
(02/25/58)                                Corporation, Founder of the
                                          Aquila Group of Fundssm and parent of
                                          Aquila Investment Management LLC,
                                          Administrator, since 2004, President and
                                          Chief Operating Officer since 1997, a
                                          Director since 1984, Secretary since
                                          1986 and previously its Executive Vice
                                          President, Senior Vice President or
                                          Vice President, 1986-1997; Chief
                                          Executive Officer and Vice Chair since
                                          2004 and President, Chief Operating
                                          Officer and Manager of the Administrator
                                          since 2003; Chair, Vice Chair,
                                          President, Executive Vice President or
                                          Senior Vice President of funds in the
                                          Aquila Group of Fundssm since 1986;
                                          Director of the Distributor since
                                          1997; trustee, Reserve Money-Market
                                          Funds, 1999-2000 and Reserve Private
                                          Equity Series, 1998-2000; Governor,
                                          Investment Company Institute and head
                                          of its Small Funds Committee since
                                          2004; active in charitable and
                                          volunteer organizations.

Robert W. Anderson       Chief            Chief Compliance Officer of the    N/A                  N/A
New York, NY (08/23/40)  Compliance       Trust and each of the other
                         Officer since    funds in the Aquila Group of
                         2004 and         Fundssm, the Administrator and the
                         Assistant        Distributor since 2004,
                         Secretary        Compliance Officer of the
                         since 2000       Administrator or its predecessor
                                          and current parent 1998-2004;
                                          Assistant Secretary of the
                                          Aquila Group of Fundssm since
                                          2000.

Joseph P. DiMaggio       Chief            Chief Financial Officer of the     N/A                  N/A
New York, NY             Financial        Aquila Group of Fundssm since
(11/06/56)               Officer since    2003 and Treasurer since 2000.
                         2003 and
                         Treasurer
                         since 2000

Edward M. W. Hines       Secretary        Partner, Hollyer Brady Barrett &   N/A                   N/A
New York, NY             since 1982       Hines LLP, legal counsel to the
(12/16/39)                                Trust, since 1989; Secretary of the
                                          Aquila Group of Fundssm.

John M. Herndon          Assistant        Assistant Secretary of the         N/A                   N/A
New York, NY (12/17/39)  Secretary        Aquila Group of Fundssm since
                         since            1995 1995 and Vice President of the
                                          three Aquila Money-Market Funds since
                                          1990; Vice President of the
                                          Administrator or its predecessor
                                          and current parent since 1990.

(1) The mailing address of each Trustee and officer is c/o Capital Cash Management Trust, 380 Madison Avenue, New York, NY 10017.

(2) Because the Trust does not hold annual meetings, each Trustee holds office for an indeterminate term. The term of office of each officer is one year.

(3) Includes certain Aquila-sponsored funds that are dormant and have no public shareholders.

(4) Mr. Herrmann is an interested person of the Trust as that term is defined in the 1940 Act as an officer of the Trust and a director, officer and shareholder of the Administrator's corporate parent.

(5) In this material Pacific Capital Cash Assets Trust, Pacific Capital U.S. Government Securities Cash Assets Trust and Pacific Capital Tax-Free Cash Assets Trust, each of which is a money-market fund, are called the "Aquila Money-Market Funds"; Hawaiian Tax-Free Trust, Tax-Free Trust of Arizona, Tax-Free Trust of Oregon, Tax-Free Fund of Colorado, Churchill Tax-Free Fund of Kentucky, Narragansett Insured Tax-Free Income Fund and Tax-Free Fund For Utah, each of which is a tax-free municipal bond fund, are called the "Aquila Municipal Bond Funds"; Aquila Rocky Mountain Equity Fund is an equity fund; Aquila Three Peaks High Income Fund is a high income corporate bond fund; considered together, these 12 funds which do not include the dormant funds described in footnote 3, are called the "Aquila Group of Fundssm."

Compensation of Trustees


         The Cash Fund does not pay fees to Trustees affiliated with the Adviser or the Administrator or to any of the Cash Fund's officers. During the fiscal year ended December 31, 2006, the Cash Fund paid $2,000 in fees and reimbursement of expenses to the Trustees. These fees were paid by the Administrator pursuant to an agreement with the Cash Fund under which Trustee fees and other expenses of the Cash Fund are paid by the Administrator. The following table lists the compensation of all Trustees who received compensation from the Cash Fund and the compensation they received during the Cash Fund's fiscal year from other funds in the Aquila Group of Fundssm. None of such Trustees has any pension or retirement benefits from the Cash Fund or any of the other funds in the Aquila group.


                                                 Compensation      Number of
                                                 from all          boards on
                           Compensation          funds             which the
                           from the              in the            Trustee
                           Cash Fund             Aquila            serves
                                                 Group of
Name                                             Fundssm

Theodore T. Mason          $1,000                 $120,700           8

John J. Partridge          $1,000                $  27,000           3


                             Ownership of Securities


         On April 1, 2007, the Administrator held of record 1,001 of the Cash Fund's shares, all of them Original Shares and constituting all of the shares then outstanding.


The Administration Agreement

         Under the Administration Agreement with the Cash Fund (the "Administration Agreement"), Aquila Management Corporation as Administrator, at its own expense, provides office space, personnel, facilities and equipment for the performance of its functions thereunder and as is necessary in connection with the maintenance of the headquarters of the Cash Fund and pays all compensation of the Cash Fund's Trustees, officers and employees who are affiliated persons of the Administrator. The Administration Agreement went into effect with respect to the Cash Fund on November 1, 1993.

         Under the Administration Agreement, subject to the control of the Cash Fund's Board of Trustees, the Administrator provides all administrative services to the Cash Fund other than those relating to its investment portfolio and the maintenance of its accounting books and records. Such administrative services include but are not limited to maintaining books and records (other than accounting books and records) of the Cash Fund, and overseeing all relationships between the Cash Fund and its transfer agent, custodian, legal counsel, auditors and principal underwriter, including the negotiation of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for effective operation of the Cash Fund and for the sale, servicing or redemption of the Cash Fund's shares.

         Under the Administration Agreement, the Cash Fund pays a fee payable monthly and computed on the net asset value of the Cash Fund at the end of each business day at the annual rate of 0.15 of 1% of such net asset value. The Administrator has agreed that the above fee shall be reduced, but not below zero, by an amount equal to its pro-rata portion (as described in the Agreement) of the amount, if any, by which the Cash Fund's total expenses in any fiscal year, exclusive of taxes, interest, and brokerage fees, shall exceed the lesser of (i) 1.5% of the first $30 million of the Cash Fund's average annual net assets, plus 1% of the Cash Fund's average annual net assets in excess of $30 million, or (ii) 25% of the Cash Fund's total annual investment income.

         In addition to the foregoing expense limitation, the Administration Agreement for the Cash Fund contains provisions under which the Administrator agrees to waive fees and reimburse expenses to the Cash Fund as required so that the total expenses of the Cash Fund in any fiscal year shall not exceed 0.60 of 1% of its average annual net assets. The payment of any fee under the Administration Agreement to the Administrator at the end of any month will be reduced or postponed as may be required by reason of the expense guarantee, subject to readjustment during the year. Any reimbursement of expense to the Cash Fund with respect to a fiscal year will be made during or at the end of that fiscal year, and any reimbursements made during the fiscal year will be subject to readjustment during the year. The expense guarantee continues from year to year, provided, however, that upon at least six months' written notice to the Cash Fund, the Administrator may cancel its obligation under this expense guarantee. Upon the expiration of the expense guarantee, any amount then outstanding thereunder shall be paid, and thereupon neither party shall have any further liability to the other thereunder. The expense guarantees and any outstanding obligations thereunder shall survive the termination of the Administration Agreement.

Advisory and Administration Fees


     During the fiscal years ended December 31, 2006, 2005 and 2004, the following fees were accrued, all of which were waived, except as indicated. The expense limitation provisions in the Administration Agreement in effect would in any event have precluded any of such fees during these years.



                         Cash Fund


To the Administrator:

December 31, 2006          $    0

December 31, 2005          $    0

December 31, 2004          $    0


Transfer Agent, Custodian And Independent Registered Public Accounting Firm

       The Cash Fund does not offer shares and has no transfer agent.


     The Cash Fund's Custodian is JPMorgan Chase Bank N.A., 1111 Polaris Parkway, Columbus, OH 43240; it receives, holds and delivers the Cash Fund's portfolio securities (including physical securities, book-entry securities, and securities in depositories) and money, performs related accounting functions and issues reports to the Cash Fund.


       The Cash Fund's Independent Registered Public Accounting Firm, Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania 19103 perform an annual audit of the Cash Fund's financial statements.

                    Brokerage Allocation and Other Practices

         Since December 2, 2003 the Cash Fund has had no portfolio transactions.

         The following provisions regarding brokerage allocation and other practices relating to purchases and sales of the Cash Fund's securities will be contained in the Cash Fund's Advisory Agreement when it resumes operations. The Advisory Agreement will provide that in connection with its duties to arrange for the purchase and sale of the Cash Fund's portfolio securities, the Adviser shall select such broker-dealers ("dealers") as shall, in the Adviser's judgment, implement the policy of the Cash Fund to achieve "best execution," i.e., prompt, efficient and reliable execution of orders at the most favorable net price. The Adviser shall cause the Cash Fund to deal directly with the selling or purchasing principal or market maker without incurring brokerage commissions unless the Adviser determines that better price or execution may be obtained by paying such commissions; the Cash Fund expects that most transactions will be principal transactions at net prices and that the Cash Fund will incur little or no brokerage costs. The Cash Fund understands that purchases from underwriters include a commission or concession paid by the issuer to the underwriter and that principal transactions placed through dealers include a spread between the bid and asked prices. In allocating transactions to dealers, the Adviser will be authorized to consider, in determining whether a particular dealer will provide best execution, the dealer's reliability, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of the transaction in question, and thus need not pay the lowest spread or commission available if the Adviser determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the dealer, viewed either in terms of the particular transaction or the Adviser's overall responsibilities as to the accounts as to which it exercises investment discretion. If, on the foregoing basis, the transaction in question could be allocated to two or more dealers, the Adviser will be authorized, in making such allocation, to consider whether a dealer has provided research services, as further discussed below. Such research may be in written form or through direct contact with individuals and may include quotations on portfolio securities and information on particular issuers and industries, as well as on market, economic or institutional activities. The Cash Fund recognizes that no dollar value can be placed on such research services or on execution services, that such research services may or may not be useful to the Cash Fund and/or other accounts of the Adviser and that research received by such other accounts may or may not be useful to the Cash Fund.

Limitation of Redemptions in Kind

       The Cash Fund has elected to be governed by Rule 18f-1 under the 1940 Act, pursuant to which the Cash Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1 percent of the net asset value of the Cash Fund during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, the Cash Fund will have the option of redeeming the excess in cash or in kind. If shares are redeemed in kind, the redeeming shareholder might incur brokerage costs in converting the assets into cash. The method of valuing securities used to make redemptions in kind will be the same as the method of valuing portfolio securities described under "Net Asset Value Per Share" in the Prospectus, and such valuation will be made as of the same time the redemption price is determined.

                                  Capital Stock

Description of Shares

         The Cash Fund has two classes of shares: Original Shares and Service Shares. No Service Shares are outstanding. The Declaration of Trust of the Trust permits the Trustees to issue an unlimited number of full and fractional shares and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Cash Fund. Each share represents an equal proportionate interest in the Cash Fund. Income, direct liabilities and direct operating expenses of each series of shares of the Trust will be allocated directly to such series, and general liabilities and expenses, if any, of the Trust will be allocated in a manner acceptable to the Board of Trustees. Certain expenses specifically allocable to a particular class will be borne by that class; the expense not so allocated will be allocated among the classes in a manner acceptable to the Board of Trustees and in accordance with any applicable exemptive order or rule of the SEC. Upon liquidation, shareholders of each class are entitled to share pro-rata (subject to liabilities, if any, allocated specifically to that class) in the net assets available for distribution to shareholders and upon liquidation of the Cash Fund, they are entitled to share proportionately in the assets available to the Cash Fund after appropriate allocation. If they deem it advisable and in the best interests of shareholders, the Board of Trustees of the Cash Fund may create additional classes of shares (subject to rules and regulations of the Securities and Exchange Commission or by exemptive order) or the Board of Trustees may, at its own discretion, create additional series of shares, each of which may have separate assets and liabilities (in which case any such series will have a designation including the word "Series"). Shares are fully paid and non-assessable, except as set forth below with respect to potential liability of shareholders of a Massachusetts business Cash Fund; the holders of shares have no pre-emptive or conversion rights.

Voting Rights

         At any meeting of shareholders, shareholders are entitled to one vote for each dollar of net asset value (determined as of the record date for the meeting) represented by the shares held (and proportionate fractional votes for fractional dollar amounts). Shareholders will vote on the election of Trustees and on other matters submitted to the vote of shareholders. No amendment may be made to the Declaration of Trust of the Trust without the affirmative vote of the holders of a majority of the outstanding shares of the Cash Fund. The Cash Fund may be terminated (i) upon the sale of its assets to another issuer, or
(ii) upon liquidation and distribution of the assets of the Cash Fund, in either case if such action is approved by the vote of the holders of a majority of the outstanding shares of the Cash Fund. If not so terminated, the Cash Fund will continue indefinitely. Rule 18f-2 under the 1940 Act provides that matters submitted to shareholders be approved by a majority of the outstanding voting securities of the Cash Fund. However, the rule exempts the selection of accountants and the election of Trustees from the separate voting requirement. Classes do not vote separately except that, as to matters exclusively affecting one class (such as the adoption or amendment of class-specific provisions of the Distribution Plan), only shares of that class are entitled to vote.

         The Cash Fund has two classes of shares:


         Original Shares: Original Shares are offered solely to (1) financial institutions for the investment of funds for their own account or for which they act in a fiduciary, agency, investment advisory or custodial capacity; (2) persons entitled to exchange into such shares under the Cash Fund's exchange privilege; (3) shareholders of record on November 1, 1999, the date on which the Cash Fund first offered two classes of shares; (4) Trustees and officers of funds in the Aquila Group of Fundssm; (5) officers and employees of the Adviser, Administrator and Distributor and (6) members of entities, including membership organizations and associations of common interest, which render assistance in servicing of shareholder accounts or in consulting or otherwise cooperating as to their members or others in their area of interest and which have entered into agreements with the Distributor under the Cash Fund's Distribution Plan. Original Shares are sold with no sales charge and there is no redemption fee.


         Service Shares: Service Shares are no longer offered.

         The Trust is an entity of the type commonly known as a Massachusetts business trust. Under Massachusetts law, shareholders of a trust such as the Trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, for the protection of shareholders, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Cash Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Cash Fund or the Trustees. The Declaration of Trust provides for indemnification out of the Cash Fund's property of any shareholder held personally liable for the obligations of the Cash Fund. The Declaration of Trust also provides that the Cash Fund shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Cash Fund and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to the relatively remote circumstances in which the Cash Fund itself would be unable to meet its obligations. If any class is unable to meet the obligations attributable to it (which, in the case of the Cash Fund, is a remote possibility), other classes would be subject to such obligations with a corresponding increase in the risk of the shareholder liability mentioned in the prior sentence.

         The Declaration of Trust further indemnifies the Trustees out of the assets of the Cash Fund and provides that they will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Cash Fund protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                   Purchase, Redemption and Pricing of Shares

Amortized Cost Valuation

         The Cash Fund operates under Rule 2a-7 (the "Rule") of the Securities and Exchange Commission which permits it to value its portfolio on the basis of amortized cost. The amortized cost method of valuation is accomplished by valuing a security at its cost and thereafter assuming a constant amortization rate to maturity of any discount or premium, and does not reflect the impact of fluctuating interest rates on the market value of the security. This method does not take into account unrealized gains or losses.

         While the amortized cost method provides certainty in valuation, there may be periods during which value, as determined by amortized cost, is higher or lower than the price the Cash Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield on the Cash Fund's shares may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments and changing its dividends based on these changing prices. The converse would apply in a period of rising interest rates.

         Under the Rule, the Cash Fund's Board of Trustees must establish, and has established, procedures (the "Procedures") designed to stabilize at $1.00, to the extent reasonably possible, the Cash Fund's price per share as computed for the purpose of sales and redemptions. Such procedures must include review of the Cash Fund's portfolio holdings by the Board of Trustees at such intervals as it may deem appropriate and at such intervals as are reasonable in light of current market conditions to determine whether the Cash Fund's net asset value calculated by using available market quotations deviates from the per share value based on amortized cost. "Available market quotations" may include actual market quotations (valued at the mean between bid and asked prices), estimates of market value reflecting current market conditions based on quotations or estimates of market value for individual portfolio instruments or values obtained from yield data relating to a directly comparable class of securities published by reputable sources.

         Under the Rule, if the extent of any deviation between the net asset value per share based upon "available market quotations" (see above) and the net asset value per share based on amortized cost exceeds $0.005, the Board of Trustees must promptly consider what action, if any, will be initiated. When the Board of Trustees believes that the extent of any deviation may result in material dilution or other unfair results to investors or existing shareholders, it is required to take such action as it deems appropriate to eliminate or reduce to the extent reasonably practicable such dilution or unfair results. Such actions could include the sale of portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or payment of distributions from capital or capital gains, redemptions of shares in kind, or establishing a net asset value per share using available market quotations. The Procedures contemplate changes in the dividends payable by the Cash Fund under specified conditions, as described below under "Computation of Daily Dividends." This portion of the Procedures provides that actions that the Trustees would consider under certain circumstances can be taken automatically.

Computation of Daily Dividends

         Under the Procedures that the Cash Fund's Board of Trustees has adopted relating to amortized cost valuation, the calculation of each Cash Fund's daily dividends will change under certain circumstances from that indicated in the Prospectus. If on any day the deviation between net asset value determined on an amortized cost basis and that determined using market quotations is $0.003 or more, the amount of such deviation will be added to or subtracted from the daily dividend to the extent necessary to reduce such deviation to within $0.003.

         If on any day there is insufficient net income to absorb any such reduction, the Board of Trustees would be required under the Rule to consider taking other action if the deviation, after eliminating the dividend for that day, exceeds $0.005. One of the actions which the Board of Trustees might take could be the elimination or reduction of dividends for more than one day.

Automatic Withdrawal Plan

         If you own or purchase shares of the Cash Fund having a net asset value of at least $5,000 you may establish an Automatic Withdrawal Plan under which you will receive a monthly or quarterly check in a stated amount, not less than $50. Stock certificates will not be issued for shares held under an Automatic Withdrawal Plan. All dividends must be reinvested.

         Shares will be redeemed on the last business day of the month as may be necessary to meet withdrawal payments. Shares acquired with reinvested dividends will be redeemed first to provide such withdrawal payments and thereafter other shares will be redeemed to the extent necessary, and, depending upon the amount withdrawn, your principal may be depleted.

         Redemption of shares for withdrawal purposes may reduce or even liquidate the account. Monthly or quarterly payments paid to shareholders may not be considered as a yield or income on investment.

                            Taxation of the Cash Fund

         The Cash Fund, during its last fiscal year, qualified and intends to continue to qualify under subchapter M of the Internal Revenue Code; if so qualified it will not be liable for Federal income taxes on amounts distributed by the Cash Fund.

                                   Underwriter

         The Cash Fund does not offer shares and has no underwriting agreement.

                          CAPITAL CASH MANAGEMENT TRUST
                            PART C: OTHER INFORMATION

ITEM 23 Exhibits:

         (a) Amended and Restated Declaration of Trust (i)

         (b) By-laws (xi)

         (c) Instruments defining rights of shareholders

             The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Trust. Each share represents an equal proportionate interest in the Trust with each other share of its class; shares of the respective classes represent proportionate interests in the Trust in accordance with their respective net asset values. Upon liquidation of the Trust, shareholders are entitled to share pro-rata in the net assets of the Trust available for distribution to shareholders, in accordance with the respective net asset values of the shares of each of the Trust's classes at that time. All shares are presently divided into four classes; however, if they deem it advisable and in the best interests of shareholders, the Board of Trustees of the Trust may create additional classes of shares, which may differ from each other as provided in rules and regulations of the Securities and Exchange Commission or by exemptive order. The Board of Trustees may, at its own discretion, create additional series of shares, each of which may have separate assets and liabilities (in which case any such series will have a designation including the word "Series"). See the Additional Statement for further information about possible additional series. Shares are fully paid and non-assessable, except as set forth under the caption "General Information" in the Additional Statement; the holders of shares have no pre-emptive or conversion rights.

             At any meeting of shareholders, shareholders are entitled to one vote for each dollar of net asset value (determined as of the record date for the meeting) per share held (and proportionate fractional votes for fractional dollar amounts). Shareholders will vote on the election of Trustees and on other matters submitted to the vote of shareholders. Shares vote by classes on any matter specifically affecting one or more classes, such as an amendment of an applicable part of the Distribution Plan. No amendment may be made to the Declaration of Trust without the affirmative vote of the holders of a majority of the outstanding shares of the Trust except that the Trust's Board of Trustees may change the name of the Trust. The Trust may be terminated (i) upon the sale of its assets to another issuer, or (ii) upon liquidation and distribution of the assets of the Trust, in either case if such action is approved by the vote of the holders of a majority of the outstanding shares of the Trust.

        (d) Not applicable

        (e) Not applicable

        (f) Not applicable

        (g) Custody Agreement (ii)

        (h) (i) Administration Agreement for Capital Cash Management Trust (ii)

        (h) (ii) Assignment and Assumption of Administration Agreement (viii)

        (i) Not applicable

        (j) Not applicable

        (k) Not applicable

        (l) Not applicable

        (m) (ii) Services Plan for Capital Cash Management Trust (iii)

        (n) Not applicable

        (o) Reserved

        (p) Code of Ethics (i) The Trust (xi)
           (ii) The Administrator (xi)


  (i) Filed as an exhibit to Registrant's Post-Effective Amendment number 38 filed October 29, 1997.

  (ii) Filed as an exhibit to Registrant's Post-Effective Amendment number 39 filed October 28, 1998.

  (iii) Filed as an exhibit to Registrant's Post-Effective Amendment number 41 filed October 28, 1999.

  (iv) Filed as an exhibit to Registrant's Post-Effective Amendment number 42 filed October 20, 2000.

  (v) Filed as an exhibit to Registrant's Post-Effective Amendment number 43 filed October 26, 2001.

  (vi) Filed as an exhibit to Registrant's Post-Effective Amendment number 44 filed October 25, 2002.

  (vii) Filed as an exhibit to Registrant's Post-Effective Amendment number 45 filed October 30, 2003.

 (viii) Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed October 29, 2004.

 (ix) Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed April 25, 2005.

  (x) Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed April 28, 2006.

  (xi) Filed herewith.

ITEM 24. Persons Controlled By or Under Common Control
         With Registrant

         None

ITEM 25. Indemnification

        Subdivision (c) of Section 12 of Article SEVENTH of Registrant's Supplemental Declaration of Trust, filed as Exhibit 1 to Registrant's Post-Effective Amendment No. 32 dated August 31, 1992 to its Form N-1A, is incorporated herein by reference.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such Trustee, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26. Business & Other Connections of Investment Adviser

         None

ITEM 27. Principal Underwriters

         None

ITEM 28. Location of Accounts and Records

         All such accounts, books, and other documents are maintained by the adviser, the administrator, the custodian, and the transfer agent, whose addresses appear on the back cover pages of the Prospectus and Statement of Additional Information.

ITEM 29. Management Services

         Not applicable.

ITEM 30. Undertakings

         (a) The Trust will not resume operations without first filing an appropriate amendment to its registration under the Securities Act of 1933 and the Investment Company Act of 1940, which amendment shall become effective under Rule 485(a).

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 30th day of April, 2007.

                                   CAPITAL CASH MANAGEMENT TRUST
                                   (Registrant)


                                        /s/Diana P. Herrmann
                                   By ---------------------------
                                       Diana P. Herrmann,
                                       President

                          CAPITAL CASH MANAGEMENT TRUST
                                  Exhibit List

         (b)   By-laws


         (p)   Code of Ethics
                (i) The Trust
               (ii) The Administrator